As filed with the Securities and Exchange Commission on March 10, 1998.

                                                      Registration No. 333-_____
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                      Beringer Wine Estates Holdings, Inc.
                      ------------------------------------
             (Exact name of registrant as specified in its charter)


            Delaware                                       68-0370340
 ------------------------------                  ------------------------------
 (State or other jurisdiction of                        (I.R.S. Employer
 incorporation or organization)                        Identification No.)

        1000 Pratt Avenue
     St. Helena, California                                   94574
 ------------------------------                  ------------------------------
      (Address of Principal                                (Zip Code)
       Executive Offices)


           BERINGER WINE ESTATES HOLDINGS, INC. 1998 STOCK OPTION PLAN
        -----------------------------------------------------------------
                            (Full title of the plan)

            WALTER T. KLENZ                                Copy to:
 President and Chief Executive Officer                  SALLY BRAMMELL
 Beringer Wine Estates Holdings, Inc.            Pillsbury Madison & Sutro LLP
           1000 Pratt Avenue                             P.O. Box 7880
     St. Helena, California 94574                San Francisco, CA  94120-7880
            (707) 259-4500                                     (415) 983-1000
    ------------------------------              ------------------------------
     (Name, address and telephone
     number, including area code,
         of agent for service)


                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------
      Title of              Amount       Proposed Maximum       Proposed          Amount of
    Securities To            To Be        Offering Price    Maximum Aggregate   Registration
    Be Registered         Registered       per Share(1)     Offering Price(1)        Fee
--------------------------------------------------------------------------------------------

Class B Common Stock,   200,000 shares        $38.75           $7,750,000          $2,287
   par value $.01
--------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c), based upon the average of the high and low sales prices as reported on the Nasdaq National Market on March 6, 1998.

                                -----------------


           The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.
-------------------------------------------------------------------------------

                                     PART I
                                     ------

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
              ----------------------------------------------------

Item 1.  Plan Information.*
------   ----------------

Item 2.  Registrant Information and Employee Plan Annual
------   -----------------------------------------------
         Information.*
         -----------

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.


                                     PART II
                                     -------

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------

Item 3.  Incorporation of Certain Documents by Reference.
------   -----------------------------------------------

         The following documents filed by Registrant with the Securities and Exchange Commission are incorporated by reference in this registration statement:

         (1) Registrant's Quarterly Report on Form 10-Q (File No. 000-23175), as amended by Form 10-Q/A, for the quarter ended September 30, 1997, and Quarterly Report on Form 10-Q, as amended by Form 10-Q/A, for the quarter ended December 31, 1997;

         (2) Registrant's prospectus dated October 28, 1997 filed pursuant to Rule 424(b)(4) under the Securities Act of 1933 (in connection with Registrant's Registration Statement on Form S-1, File No. 333-34443 (the "Form S-1 Registration Statement")), which contains the consolidated balance sheets of the Registrant as of June 30, 1996 and 1997 and the related statements of income, of stockholders' equity and of cash flows for the years ended June 30, 1995 and 1997 and the six month periods ended December 31, 1995 and June 30, 1996, together with the report thereon of Price Waterhouse LLP, independent public accountants; and

         (3) The description of Registrant's Class B Common Stock contained in Registrant's registration statement on Form 8-A, filed October 6, 1997.

         In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.
------   -------------------------

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.
------   --------------------------------------

         Not applicable.

Item 6.  Indemnification of Directors and Officers.
------   -----------------------------------------

         Section 145 of the Delaware General Corporation Law provides for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Act"). Article V of the Registrant's Restated Certificate of Incorporation (Exhibit 3.(i)3 to the Form S-1 Registration Agreement) and Article VII of the Registrant's Bylaws (Exhibit 3.(ii)1 to the Form S-1 Registration Agreement) provide for indemnification of the Registrant's directors, officers, employees and other agents to the extent and under the circumstances permitted by the Delaware General Corporation Law. The Registrant has also entered into agreements with its directors and officers that will require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent not prohibited by law (Exhibit 10.6 to the Registration Statement).

         The Underwriting Agreement (Exhibit 1.1 to the Registration Statement) provides for indemnification by the Underwriters of the Registrant, its directors and officers, and by the Registrant of the Underwriters, for certain liabilities, including liabilities arising under the Act, and affords certain rights of contribution with respect thereto.

Item 7.  Exemption from Registration Claimed.
------   -----------------------------------

         Not applicable.

Item 8.  Exhibits.
------   --------

         See Index to Exhibits.

Item 9.  Undertakings.
------   ------------

         (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)  To include any prospectus required by
                  section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Helena, State of California, on March 9, 1998.

                                          BERINGER WINE ESTATES HOLDINGS,
                                          INC.



                                          By        /s/ Walter T. Klenz
                                                        Walter T. Klenz
                                                 President and Chief Executive
                                                           Officer

                                POWER OF ATTORNEY
                                -----------------

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Walter T. Klenz, Peter F. Scott and Douglas W. Roberts, and each of them his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

         Name                           Title                         Date
         ----                           -----                         ----

/s/  Walter T. Klenz          President, Chief Executive         March 9, 1998
--------------------------    Officer (Principal
     Walter T. Klenz          Executive Officer) and
                              Chairman of the Board

         Name                           Title                         Date
         ----                           -----                         ----


/s/  Peter F. Scott           Senior Vice President,             March 9, 1998
--------------------------    Finance and Operations and
     Peter F. Scott           Chief Financial Officer
                              (Principal Financial
                              Officer and Accounting
                              Officer)


/s/  Richard Adams
--------------------------    Director                           March 9, 1998
     Richard Adams


/s/  David Bonderman
--------------------------    Director                           March 9, 1998
     David Bonderman


/s/  Randy Christofferson
--------------------------    Director                           March 9, 1998
     Randy Christofferson


/s/  James G. Coulter
--------------------------    Director                           March 9, 1998
     James G. Coulter


/s/  Timm F. Crull
--------------------------    Director                           March 9, 1998
     Timm F. Crull


/s/  William A. Franke
--------------------------    Director                           March 9, 1998
     William A. Franke


/s/  E. Michael Moone
--------------------------    Director                           March 9, 1998
     E. Michael Moone


/s/ William S. Price III
--------------------------    Director                           March 9, 1998
    William S. Price III


/s/ Jesse Rogers
--------------------------    Director                           March 9, 1998
    Jesse Rogers


/s/ George A. Vare
--------------------------    Director                           March 9, 1998
    George A. Vare


/s/ Emily Woods
--------------------------    Director                           March 9, 1998
    Emily Woods

                                INDEX TO EXHIBITS


Exhibit
Number         Exhibit
-------        -------

4.1*           Form of Class B Common Stock Certificate.

5.1 Opinion regarding legality of securities to be offered.

23.1           Consent of Price Waterhouse LLP, Independent
               Auditors.

23.2 Consent of Pillsbury Madison & Sutro LLP (included in Exhibit 5.1).

24.1           Power of Attorney (see page 6).

--------
* Incorporated by reference to Exhibit 4.1 to Registrant's Registration Statement on Form S-1, No. 333-34443.